Exhibit 99.1

News Release

news release

FOR IMMEDIATE RELEASE	FEBRUARY 27, 2012

SYKES ENTERPRISES, INCORPORATED REPORTS
FOURTH-QUARTER AND FULL-YEAR 2011 FINANCIAL RESULTS

—Fourth quarter operating income and earnings performance masked by foreign currency movements & income tax headwinds

—Exited 2011 with record cash flow from operations of $102.6 million and a solid balance sheet
—Initiating first-quarter and full-year 2012 business outlook

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 • 800 • TO • SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

TAMPA, FL – February 27, 2012 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its financial results for the fourth quarter and full-year ended December 31, 2011. The results reflect the impact of the first phase of the targeted strategic actions announced by the Company in a Form 8-K report filed with the Securities and Exchange Commission (SEC) on November 29, 2011, to exit South Africa and Ireland, along with its decision to rationalize seat capacity in both The Netherlands and the U.S. (the U.S. rationalization is related to the integration of the ICT Group acquisition), while pursuing the planned sale of its operations in Spain (reflected as “Discontinued Operations”).

In the Company’s fourth-quarter and full-year 2011 business outlook provided on November 7, 2011, the revenue ranges of $285 million to $290 million and $1,208 million to $1,213 million for the fourth quarter and full year 2011, respectively, included approximately $10 million and $40 million of revenue contribution, respectively, from the now-discontinued operations in Spain. Similarly, the outlook anticipated diluted earnings per share ranges of $0.21 to $0.24 per share and $1.15 to $1.18 per share and adjusted diluted earnings per share ranges of $0.26 to $0.29 per share and $1.34 to $1.37 per share for the fourth quarter and full year 2011, respectively, which included earnings contribution of approximately $0.01 and an earnings loss of approximately $0.06 per share, respectively, from the now-discontinued operations in Spain. The financial results for the fourth quarter and full-year 2011 and the comparable 2010 periods in this press release reflect the exclusion of revenues and expenses from the operations in Spain.

Fourth Quarter 2011 Financial Highlights

•      Fourth quarter 2011 revenues from continuing operations of $276.2 million decreased $24.2 million, or 8.1%, from $300.4 million in the comparable quarter last year; on a constant currency basis, fourth quarter 2011 revenues from continuing operations decreased 6.8% comparably as healthy demand within the financial services vertical was more than offset by a combination of certain previously discussed end-of-life client programs and muted demand

• Fourth quarter 2011 operating margin from continuing operations was 3.9% versus 5.2% in the same period last year; on an adjusted basis, a non-GAAP measure (see section titled “Non-GAAP Financial Measure” for an explanation and see Exhibits 4 & 7 for reconciliation), fourth quarter 2011 operating margin from continuing operations was 7.2% versus 8.2% in the same period last year, with the decrease due chiefly to unfavorable foreign currency movements (approximately 100 basis points) resulting from appreciating functional currencies versus the U.S. dollar and previously discussed end-of-life client programs more than offsetting an otherwise in-line operating performance

•      Fourth quarter 2011 diluted earnings per share from continuing operations were $0.14 versus $0.24 in the comparable quarter last year, with the reduction largely due to lower comparable revenues, expenses and impairments charges associated with the previously disclosed strategic actions and a higher effective tax rate; the prior year quarter included a net gain of $2.0 million on an insurance settlement related to Typhoon Ondoy

•      On an adjusted basis, fourth quarter 2011 diluted earnings per share from continuing operations were $0.27 versus $0.35 in the same period last year, with the decline due primarily to a combination of unfavorable foreign currency movements and a higher effective tax rate in fourth quarter 2011

•      Relative to the Company’s November 2011 adjusted business outlook range of $0.26 to $0.29, fourth quarter 2011 adjusted diluted earnings per share, although above the lower-end of the range, were still impacted by unfavorable foreign currencies and a higher-than-expected effective tax rate; assuming in-line interest and other expense, effective tax rate and diluted shares outstanding with the Company’s adjusted fourth quarter 2011 business outlook, adjusted earnings per share would have been $0.34

•      Fourth quarter 2011 loss per share from discontinued operations, net of taxes, was $0.02 versus a loss per share of $0.61 in the comparable quarter last year due principally to loss on the sale of the Company’s Argentina operations in the fourth quarter of 2010

Americas Region

Revenues from continuing operations from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), decreased 9.2% to $227.6 million, or 82.4% of total revenues, for the fourth quarter of 2011 compared to $250.8 million, or 83.5% of total revenues, in the prior year’s fourth quarter. On a constant currency basis, fourth quarter 2011 Americas revenues from continuing operations decreased 8.0% comparably as healthy demand within the financial services and transportation verticals was more than offset by a combination of certain previously discussed end-of-life client programs and muted demand.

During the quarter, revenues from continuing operations generated from services provided offshore increased to 49% from 47% in the same period last year due to a larger relative reduction in non-offshore revenues in the fourth quarter of 2011 versus fourth quarter 2010 skewing the revenue mix.

Sequentially, revenues from continuing operations generated from the Americas region decreased 5.8% to $227.6 million in the fourth quarter of 2011 compared to $241.5 million, or 82.3% of total revenues, in the third quarter of 2011. On a constant currency basis, fourth quarter 2011 Americas revenues decreased 3.8% sequentially due largely to certain previously discussed end-of-life client programs.

The Americas income from continuing operations for the fourth quarter of 2011 decreased 3.5% to

$26.9 million, with an operating margin of 11.8% versus 11.1% in the comparable quarter last year. On an adjusted basis (see Exhibits 4 & 7 for reconciliation), the Americas operating margin from continuing operations declined to 12.9% from 14.2% in the comparable quarter last year due principally to unfavorable foreign currency movements and previously discussed end-of-life client programs more than offsetting an otherwise strong operating performance.

Sequentially, the Americas income from continuing operations for the fourth quarter of 2011 decreased 13.2% to $26.9 million, with an operating margin of 11.8% versus 12.8% in the third quarter of 2011. On an adjusted basis, (see Exhibits 9 & 10), the Americas operating margin from continuing operations declined to 12.9% from 13.9%. The decrease was due to largely to the above-mentioned factors.

EMEA Region

Revenues from continuing operations from the Company’s Europe, Middle East and Africa (EMEA) region decreased 2.0% to $48.7 million, representing 17.6% of total revenues for the fourth quarter of 2011, compared to $49.7 million, or 16.5% of total revenues, in the prior year’s fourth quarter. On a constant currency basis, EMEA revenues from continuing operations decreased 0.7% as growth from the communications and financial services verticals was more-than-offset by a decline in the technology and transportation verticals partially driven by certain previously discussed end-of-life client programs.

Sequentially, revenues from continuing operations from the Company’s EMEA region decreased 6.1% to $48.7 million for the fourth quarter of 2011 compared to $51.8 million, or 17.7% of SYKES’ total revenues in the third quarter of 2011. On a constant currency basis, EMEA revenues from continuing operations decreased only 1.5% sequentially, driven principally by certain previously discussed end-of-life client programs and fewer work days in certain geographies in the fourth quarter.

The EMEA region’s loss from continuing operations for the fourth quarter of 2011 was $4.4 million, or 9.1% of EMEA revenues, versus an operating loss of $2.5 million, or 5.1% of revenues, in the comparable quarter last year. On an adjusted basis (see Exhibits 4 & 7 for reconciliation), the operating margin from continuing operations was 1.8% versus a negative 1.4% in the same period last year, driven largely by the improvements in aligning costs with demand levels, while last year’s period reflects duplicative costs related to migration of demand to near-shore locations.

Sequentially, the EMEA region’s loss from continuing operations for the fourth quarter of 2011 was $4.4 million, or 9.1% of EMEA revenues versus operating income of $1.9 million, or 3.7% of revenues, in the third quarter of 2011. On an adjusted basis (see Exhibits 9 & 10), the EMEA operating margin from continuing operations was 1.8% versus 3.7% due principally to fewer work days in certain geographies in the fourth quarter.

Corporate G&A Expenses

Corporate costs decreased to $10.7 million, or 3.9% of revenues, in the fourth quarter of 2011, compared to $11.5 million, or 3.8% of revenues, with the decrease due principally to lower variable compensation. On an adjusted basis (see Exhibits 4 & 7 for reconciliation), corporate costs increased slightly to $10.4 million, or 3.8% of revenues, from $10.2 million, or 3.4% of revenues, in the comparable period last year due largely to higher professional services fees.

Sequentially, corporate costs decreased slightly to $10.7 million, or 3.9% of revenues, in the fourth quarter of 2011, from $10.8 million, or 3.7% of revenues, in the third quarter of 2011. On an adjusted basis (see Exhibits 9 & 10), corporate costs decreased to $10.4 million, or 3.8% of revenues, from $10.8 million, or 3.7% of revenues, due principally to lower variable incentive compensation expenses.

Interest & Other Expense and Taxes

Interest and other income for the fourth quarter of 2011 totaled approximately $0.3 million compared to interest and other expense of $0.2 million for the same period in the prior year. The favorable $0.5 million swing in interest and other expense was due principally to an increase in realized and unrealized foreign currency transactions gains. These gains resulted primarily from U.S. dollar denominated assets and liabilities held by the Company’s foreign subsidiaries.

The Company’s effective tax rate from continuing operations was 46.2% for the fourth quarter 2011 versus 25.7% in the same period last year and significantly above the estimated 23% provided in the Company’s November 2011 business outlook. The increase in the fourth quarter 2011 tax rate versus a year-ago period and relative to the November 2011 business outlook was due mainly to a shift in the geographic mix of earnings to higher tax rate jurisdictions.

On an adjusted basis, fourth quarter 2011 tax rate was 42.0% compared to 33.0% in the same period last year and significantly above the estimated 24% provided in the Company’s November 2011 business outlook. The increases in the fourth quarter 2011 adjusted tax rate versus a year-ago period and relative to the November 2011 business outlook was due mainly to the above-mentioned reason.

2011 Financial Highlights

•      2011 revenues of $1,169.3 million from continuing operations increased $47.4 million, or 4.2%, over last year; 2010 revenues, however, included only 11-months of revenue contribution from the ICT acquisition, which closed February 2nd 2010; with the inclusion of January’s revenue contribution from the ICT acquisition of $40.1 million, 2011 revenues from continuing operations decreased 1.2% comparably on a constant currency basis

•      2011 operating margin from continuing operations was 5.6% versus 3.4% on a comparable basis in 2010; on an adjusted basis (see Exhibits 5 & 8 for reconciliation), 2011 operating margin from continuing operations was 7.1% versus 7.7%, due principally to unfavorable foreign currency movements (approximately 100 basis points) resulting from appreciating functional currencies versus the U.S. dollar and previously discussed end-of-life client programs more than offsetting an otherwise strong operating performance

•      2011 diluted earnings per share from continuing operations was $1.15 versus $0.57 last year, in line with the Company’s November 2011 business outlook earnings per share range of $1.15 to $1.18. The increase in the Company’s 2011 diluted earnings per share from continuing operations on a comparable basis was due to integration costs related to the ICT acquisition, higher operating losses in EMEA, and higher interest and other expenses related to foreign currency transaction losses in 2010

•      On an adjusted basis (see Exhibits 5 & 8 for reconciliation), 2011 diluted earnings per share from continuing operations was $1.40 compared to $1.27 in 2010 and compared to an adjusted 2011 diluted earnings per share range of $1.34 to $1.37 provided in the Company’s November 2011 business outlook. The increase in the Company’s 2011 adjusted diluted earnings per share from continuing operations relative to 2010 was due to higher revenues and a lower share count in 2011; last year’s adjusted earnings per share were impacted by higher interest and other expenses partly related to the ICT acquisition and a higher tax rate related to the Company’s deemed change of assertion; the increase in adjusted earnings per share relative to the November 2011 business outlook was due largely to operating efficiencies

•      2011 loss per share from discontinued operations, net of taxes, was $0.09 versus a loss per share of $0.79 last year due principally to loss on the sale of the Company’s Argentina operations in 2010

Liquidity and Capital Resources

The Company’s balance sheet at December 31, 2011 remained strong with cash and cash equivalents of $211.1 million. Approximately 78%, or $163.9 million, was held in international operations and may be subject to additional taxes if repatriated to the United States, including withholding tax applied by the country of origin and U.S. taxes on the dividend income. At December 31, 2011, the Company had $75 million of undrawn borrowing capacity available under its revolving credit facility. Cash flow from operating activities in the fourth quarter of 2011 increased almost five fold to $22.7 million from $4.9 million in the year-ago quarter. Cash flow from operating activities in 2011 more than doubled to $102.6 million from $45.1 million in 2010.

During the fourth quarter, the Company acquired approximately 0.5 million shares of its stock for $7.3 million (at an average price of $14.79 per share). For the year, the Company has acquired a total of approximately 3.3 million shares of its stock for $50 million. These purchases completed the 2002 Share Repurchase Program and included approximately 2.5 million shares under its new five million share repurchase plan, which was authorized in August 2011. The 2011 plan has approximately 2.5 million shares remaining and has no expiration date.

Business Outlook

The assumptions driving the business outlook for the first quarter and full-year 2012 are as follows:

•      The Company remains cautious going into 2012 – given persistent concerns surrounding further economic weakness in Europe, questions about the sustainability of economic recovery in the U.S., the upcoming U.S. presidential election and geo-political uncertainties. It is, however, encouraged by the sales pipeline activity and conversion rates from certain existing and new clients within the Americas and EMEA regions. Areas of demand include the financial services, communications, healthcare and transportation verticals. However, the underlying run-rate demand among a subset of clients is expected to remain sluggish. That, along with tough year-over-year comparisons due to programs that generated revenues last year but are now end of life, is expected to more than offset the pace of new business. Revenue comparisons between 2012 and 2011 are also expected to remain skewed as 2011 included approximately $24 million in revenue contribution from South Africa, Ireland and The Netherlands, which the Company is expected to exit as part of the previously announced strategic actions. Furthermore, the Company expects roughly $15 million in unfavorable foreign currency impact to 2012 revenues relative to 2011. Separately, 2012 quarterly revenues are anticipated to exhibit seasonality, particularly a weaker second quarter relative to the first quarter, due to fewer work days resulting from public holidays. The Company believes 2012-2011 quarterly revenue comparisons should turn favorable in the fourth quarter of 2012;

•      The combination of annual merit wage increases, inefficiencies related to ramp downs associated with the previously announced strategic actions, capacity deployment and ramp-up costs associated with client demand as noted above are expected to disproportionately weigh on margins in the first half of 2012. The Company, however, expects cost savings from the previously announced strategic actions, coupled with nominal price increases on certain programs, to gradually begin to contribute to margins in the second half of 2012;

•      The Company’s revenues and adjusted earnings per share assumptions for the first quarter and full year 2012 are based on foreign exchange rates as of February 2012. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a significant impact, positive or negative, on revenues and adjusted earnings per share relative to the business outlook for the first quarter and full-year;

•      The Company plans to add approximately 3,700 seats on a gross basis in 2012. Approximately 75% is expected to be added in the first half of 2012, with the remainder in the second half. Total seat count on a net basis, however, is expected to decline by approximately 2,000 seats, primarily related to the previously announced 2011 strategic actions;

•      The Company anticipates interest and other expense of approximately $1.0 million for the first quarter and $2.5 million for the full year 2012. These amounts exclude the potential impact of any future foreign exchange gains or losses in other expense; and

•      The Company anticipates a higher effective tax rate for the first-quarter 2012 versus the same period last year due to a combination of a shift in the geographic mix of earnings to higher tax rate jurisdictions and a discrete adjustment related to a favorable resolution of tax audit in the prior year period which led to a lower effective tax rate. For the full-year 2012, the Company anticipates a higher effective tax rate as well due largely to a shift in the geographic mix of earnings to higher tax rate jurisdictions.

Considering the above factors, the Company anticipates the following financial results for the three months ended March 31, 2012:

•       Revenues in the range of $270.0 million to $275.0 million

•       Tax rate of approximately 32%; on an adjusted basis, a tax rate of approximately 28%

•       Fully diluted share count of approximately 43.7 million

•       Diluted earnings per share of approximately $0.12 to $0.15

•       *Adjusted diluted earnings per share in the range of $0.20 to $0.23

•       Capital expenditures in the range of $8.0 million to $9.0 million

For the twelve months ended December 31, 2012, the Company anticipates the following financial results:

•       Revenues in the range of $1,095.0 million to $1,110.0 million

•       Tax rate of approximately 23%; on an adjusted basis, a tax rate of approximately 24%

•       Fully diluted share count of approximately 43.7 million

•       Diluted earnings per share of approximately $0.88 to $0.98

•       *Adjusted diluted earnings per share in the range of $1.10 to $1.20

•       Capital expenditures in the range of $33.0 million to $35.0 million

*See “Business Outlook Reconciliation” (Exhibit 13) for First Quarter and Full-Year 2012 adjusted diluted earnings per share reconciliation.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, February 28, 2012, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/phoenix.zhtml?c=119541&p=irol-news&nyo=0.

Non-GAAP Financial Measure

Adjusted earnings per diluted share and adjusted operating margins are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the Company’s results of operations and trends from period-to-period exclusive of certain items. The term “adjusted basis”, as referenced throughout the press release, includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibits 4, 5, 7, 8, 9 & 13 for reconciliation) such as those associated with capacity rationalization and facilities consolidation, coupled with items one-time in nature. Also excluded in the adjusted amounts for 2011 financial results are a charitable contribution, gain on sale of a customer contact management facility and professional services fees related to a corporate development opportunity. Adjusted earnings per diluted share and adjusted operating margins, however, are supplemental measures of performance that are not required by, or presented in accordance with, U.S. Generally Accepted Accounting Principles (GAAP). Refer to the tables in the release for a detailed reconciliation.

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat and social media. Utilizing its integrated onshore/offshore global delivery model, along with virtual at-home agents, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services,

(xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) the potential of cost savings/synergies associated with the ICT acquisition not being realized, or not being realized within the anticipated time period, (xxvii) risks related to the integration of the businesses of SYKES and ICT and (xxviii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months
	December 31, 2011	December 31, 2010

Revenues	$276,234	$300,422
Direct salaries and related costs	(181,978)	(191,517)
General and administrative	(82,086)	(94,978)
Net (loss) on disposal of property and equipment	(411)	(143)
Insurance settlement	—	1,991
Impairment of long-lived assets	(954)	(177)

Income from continuing operations	10,805	15,598
Total other income (expense), net	273	(164)

Income from continuing operations before income taxes	11,078	15,434
Income taxes	(5,118)	(3,965)

Income from continuing operations, net of taxes	5,960	11,469
(Loss) from discontinued operations, net of taxes	(1,441)	(4,925)
Gain (loss) on sale of discontinued operations, net of taxes	559	(23,495)

Net income (loss)	$5,078	$(16,951)

Net income (loss) per share:
Basic:
Continuing operations	$0.14	$0.24
Discontinued operations	$(0.02)	$(0.61)

Net income (loss) per share	$0.12	$(0.37)

Diluted:
Continuing operations	$0.14	$0.24
Discontinued operations	$(0.02)	$(0.61)

Net income (loss) per share	$0.12	$(0.37)

Weighted average shares:
Basic	43,659	46,451

Diluted	43,847	46,563

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Twelve Months Ended
	December 31, 2011	December 31, 2010

Revenues	$1,169,267	$1,121,911
Direct salaries and related costs	(763,930)	(715,571)
General and administrative	(341,586)	(366,565)
Net gain (loss) on disposal of property and equipment	3,021	(143)
Insurance settlement	481	1,991
Impairment of long-lived assets & goodwill and intangibles	(1,718)	(3,642)

Income from continuing operations	65,535	37,981
Total other (expense), net	(1,879)	(9,669)

Income from continuing operations before income taxes	63,656	28,312
Income taxes	(11,342)	(2,197)

Income from continuing operations, net of taxes	52,314	26,115
(Loss) from discontinued operations, net of taxes	(4,532)	(12,893)
Gain (loss) on sale of discontinued operations, net of taxes	559	(23,495)

Net income (loss)	$48,341	$(10,273)

Net income (loss) per share:
Basic:
Continuing operations	$1.15	$0.57
Discontinued operations	$(0.09)	$(0.79)

Net income (loss) per share	$1.06	$(0.22)

Diluted:
Continuing operations	$1.15	$0.57
Discontinued operations	$(0.09)	$(0.79)

Net income (loss) per share	$1.06	$(0.22)

Weighted average shares:
Basic	45,506	46,030

Diluted	45,607	46,133

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 3

	Three Months
	December 31, 2011	December 31, 2010

Revenues:
Americas	$227,582	$250,759
EMEA	48,652	49,663

Total	$276,234	$300,422

Operating income:
Americas	$26,854	$27,817
EMEA	(4,442)	(2,539)
Corporate G&A expenses	(10,653)	(11,494)
Insurance settlement	—	1,991
Impairment of long-lived assets	(954)	(177)

Income from continuing operations	10,805	15,598

Total other income (expense), net	273	(164)
Income taxes	(5,118)	(3,965)

Income from continuing operations, net of taxes	$5,960	$11,469

	Twelve Months Ended
	December 31, 2011	December 31, 2010

Revenues:
Americas	$963,142	$934,329
EMEA	206,125	187,582

Total	$1,169,267	$1,121,911

Operating income:
Americas	$116,490	$109,297
EMEA	(3,272)	(5,027)
Corporate G&A expenses	(46,446)	(64,638)
Insurance settlement	481	1,991
Impairment of long-lived assets & goodwill and intangibles	(1,718)	(3,642)

Income from continuing operations	65,535	37,981

Total other (expense), net	(1,879)	(9,669)
Income taxes	(11,342)	(2,197)

Income from continuing operations, net of taxes	$52,314	$26,115

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

Exhibit 4

	Three Months Ended
	December 31, 2011

		Acquisition related Costs

	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	EMEA Restructuring	Other	SYKES + ICT Adjusted

Revenues	$276,234						$276,234
Direct salaries and related costs	(181,978)				3,461		(178,517)
General and administrative	(82,086)		$3,129	$(1,100)	$2,332	$331	(77,394)
Net (loss) on disposal of property and equipment	(411)						(411)
Impairment of long-lived assets	(954)			480	474		0

Income from continuing operations	10,805		3,129	(620)	6,267	331	19,912
Other income (expense), net	273						273

Income from continuing operations before taxes	11,078		3,129	(620)	6,267	331	20,185
Income taxes	(5,118)		(1,158)	229	(2,319)	(123)	(8,489)

Income from continuing operations, net of taxes	$5,960		$1,971	$(391)	$3,948	$208	$11,696

Income from continuing operations, net of taxes per basic share	$0.14		$0.05	$(0.01)	$0.09		$0.27
Shares outstanding, basic	43,659		43,659	43,659	43,659		43,659

Income from continuing operations, net of taxes per diluted share	$0.14		$0.05	$(0.01)	$0.09		$0.27
Shares outstanding, diluted	43,847		43,847	43,847	43,847		43,847

		Acquisition related Costs

	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	EMEA Restructuring	Other	SYKES + ICT Adjusted

Revenues:
Americas	$227,582						$227,582
EMEA	48,652						48,652

Total	$276,234		$—	$—			$276,234

Operating income:
Americas	$26,854		$3,129	(526)			$29,457
EMEA	(4,442)			(574)	5,793	113	890
Corporate G&A expenses	(10,653)				0	218	(10,435)
Impairment of long-lived assets	(954)			480	474		—

Income from continuing operations	10,805		3,129	(620)	6,267	331	19,912

Other (expense), net	273						273
Income taxes	(5,118)		(1,158)	229	(2,319)	(123)	(8,489)

Income from continuing operations, net of taxes	$5,960		$1,971	$(391)	$3,948	$208	$11,696

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

Exhibit 5

	Twelve Months Ended
	December 31, 2011

		Acquisition related Costs

	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	EMEA Restructuring	Other	SYKES + ICT Adjusted

Revenues	$1,169,267						$1,169,267
Direct salaries and related costs	(763,930)				3,461		(760,469)
General and administrative	(341,586)	$126	$12,168	$(470)	$2,332	$2,509	(324,921)
Net gain (loss) on disposal of property and equipment	3,021					(3,728)	(707)
Insurance settlement	481					(481)	—
Impairment of long-lived assets	(1,718)			1,244	474	0	—

Income from continuing operations	65,535	126	12,168	774	6,267	(1,700)	83,170
Other (expense), net	(1,879)						(1,879)

Income from continuing operations before taxes	63,656	126	12,168	774	6,267	(1,700)	81,291
Income taxes	(11,342)	(41)	(3,963)	(252)	(2,041)	554	(17,085)

Income from continuing operations, net of taxes	$52,314	$85	$8,205	$522	$4,226	$(1,146)	$64,206

Income from continuing operations, net of taxes per basic share	$1.15	$—	$0.18	$0.01	$0.09	$(0.03)	$1.40
Shares outstanding, basic	45,506	45,506	45,506	45,506	45,506	45,506	45,506

Income from continuing operations, net of taxes per diluted share	$1.15	$—	$0.18	$0.01	$0.09	$(0.03)	$1.40
Shares outstanding, diluted	45,607	45,607	45,607	45,607	45,607	45,607	45,607

		Acquisition related Costs

	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	EMEA Restructuring	Other	SYKES + ICT Adjusted

Revenues:
Americas	$963,142						$963,142
EMEA	206,125						206,125

Total	$1,169,267	$—	$—	$—			$1,169,267

Operating income:
Americas	$116,490		$12,168	$(277)	$—	$(3,728)	$124,653
EMEA	(3,272)			(206)	5,793	113	2,428
Corporate G&A expenses	(46,446)	$126		13	0	2,396	(43,911)
Insurance settlement	481					(481)	—
Impairment of long-lived assets	(1,718)			1,244	474	0	—

Income from continuing operations	65,535	126	12,168	774	6,267	(1,700)	83,170

Other (expense), net	(1,879)						(1,879)
Income taxes	(11,342)	(41)	(3,963)	(252)	(2,041)	554	(17,085)

Income from continuing operations, net of taxes	$52,314	$85	$8,205	$522	$4,226	$(1,146)	$64,206

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 6

	Three Months Ended
	Adjusted	Adjusted
	December 31,	December 31,
	2011	2010

Revenues	$276,234	$300,422
Direct salaries and related costs	(178,517)	(191,332)
General and administrative	(77,805)	(84,419)

Income from continuing operations	19,912	24,671
Total other income (expense), net	273	(164)

Income from continuing operations before taxes	20,185	24,507
Income taxes	(8,489)	(8,078)

Income from continuing operations, net of taxes	$11,696	$16,429

Income from continuing operations, net of taxes per basic share	$0.27	$0.35
Shares outstanding, basic	43,659	46,451

Income from continuing operations, net of taxes per diluted share	$0.27	$0.35
Shares outstanding, diluted	43,847	46,563

	Twelve Months Ended
	Adjusted	Adjusted
	December 31,	December 31,
	2011	2010

Revenues:
Americas	$963,142	$934,329
EMEA	206,125	187,582

Total	$1,169,267	$1,121,911

Operating income:
Americas	$124,653	$129,521
EMEA	2,428	(3,163)
Corporate G&A expenses	(43,911)	(40,408)

Income from continuing operations	83,170	85,950

Total other (expense), net	(1,879)	(9,669)
Income taxes	(17,085)	(17,806)

Income from continuing operations, net of taxes	$64,206	$58,475

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

Exhibit 7

	Three Months Ended
	December 31, 2010

		Acquisition related Costs

	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	EMEA Restructuring	Other	SYKES + ICT Adjusted

Revenues	$300,422						$300,422
Direct salaries and related costs	(191,517)	185					(191,332)
General and administrative	(94,978)	$1,002	$3,209	$6,491			(84,276)
Net gain on disposal of property and equipment	(143)						(143)
Insurance Settlement	1,991					$(1,991)	0
Impairment of long-lived assets & goodwill and intangibles	(177)			177			0

Income from continuing operations	15,598	1,187	3,209	6,668	0	(1,991)	24,671
Other (expense), net	(164)						(164)

Income from continuing operations before taxes	15,434	1,187	3,209	6,668	0	(1,991)	24,507
Income taxes	(3,965)	(538)	(1,455)	(3,023)	0	903	(8,078)

Income from continuing operations, net of taxes	$11,469	$649	$1,754	$3,645	$—	$(1,088)	$16,429

Income from continuing operations, net of taxes per basic share	$0.24	$0.01	$0.04	$0.08	$—	$(0.02)	$0.35
Shares outstanding, basic	46,451	46,451	46,451	46,451	46,451	46,451	46,451

Income from continuing operations, net of taxes per diluted share	$0.24	$0.01	$0.04	$0.08	$—	$(0.02)	$0.35
Shares outstanding, diluted	46,563	46,563	46,563	46,563	46,563	46,563	46,563

		Acquisition related Costs

	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	EMEA Restructuring	Other	SYKES + ICT Adjusted

Revenues:
Americas	$250,759						$250,759
EMEA	49,663						49,663

Total	$300,422		$—	$—			$300,422

Operating Income:
Americas	$27,817	0	$3,209	$4,562			$35,588
EMEA	(2,539)	185		1,654			(700)
Corporate G&A expenses	(11,494)	1,002		275			(10,217)
Insurance Settlement	1,991					(1,991)	—
Impairment of long-lived assets & goodwill and intangibles	(177)			177			—

Income from continuing operations	15,598	1,187	3,209	6,668	0	(1,991)	24,671

Other (expense), net	(164)						(164)
Income taxes	(3,965)	(538)	(1,455)	(3,023)	0	903	(8,078)

Income from continuing operations, net of taxes	$11,469	$649	$1,754	$3,645	$—	$(1,088)	$16,429

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

Exhibit 8

	Twelve Months Ended
	December 31, 2010

		Acquisition related Costs

	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	EMEA Restructuring	Other	SYKES + ICT Adjusted

Revenues	$1,121,911						$1,121,911
Direct salaries and related costs	(715,571)	220					(715,351)
General and administrative	(366,565)	16,127	11,795	18,176			(320,467)
Net gain (loss) on disposal of property and equipment	(143)						(143)
Insurance settlement	1,991					$(1,991)	—
Impairment of long-lived assets & Intangibles	(3,642)			3,642			—

Income from continuing operations	37,981	16,347	11,795	21,818	0	(1,991)	85,950
Other (expense), net	(9,669)						(9,669)

Income from continuing operations before taxes	28,312	16,347	11,795	21,818	0	(1,991)	76,281
Income taxes	(2,197)	(5,319)	(3,838)	(7,100)	0	648	(17,806)

Income from continuing operations, net of taxes	$26,115	$11,028	$7,957	$14,718	$—	$(1,343)	$58,475

Income from continuing operations, net of taxes per basic share	$0.57	$0.24	$0.17	$0.32	$—	$(0.03)	$1.27
Shares outstanding, basic	46,030	46,030	46,030	46,030	46,030	46,030	46,030

Income from continuing operations, net of taxes per diluted share	$0.57	$0.24	$0.17	$0.32	$—	$(0.03)	$1.27
Shares outstanding, diluted	46,133	46,133	46,133	46,133	46,133	46,133	46,133

		Acquisition related Costs

	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	EMEA Restructuring	Other	SYKES + ICT Adjusted

Revenues:
Americas	$934,329						$934,329
EMEA	187,582						187,582

Total	$1,121,911	$—	$—	$—			$1,121,911

Operating Income:
Americas	$109,297	1,234	11,770	$7,220			$129,521
EMEA	(5,027)	185	25	1,654			(3,163)
Corporate G&A expenses	(64,638)	14,928		9,302			(40,408)
Insurance settlement	1,991					(1,991)	—
Impairment of long-lived assets	(3,642)			3,642			—

Income from continuing operations	37,981	16,347	11,795	21,818	0	(1,991)	85,950

Other (expense), net	(9,669)						(9,669)
Income taxes	(2,197)	(5,319)	(3,838)	(7,100)	0	648	(17,806)

Income from continuing operations, net of taxes	$26,115	$11,028	$7,957	$14,718	$—	$(1,343)	$58,475

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

Exhibit 9

	Three Months Ended
	September 30, 2011

		Acquisition related Costs

	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	Other	SYKES + ICT Adjusted

Revenues	$293,310					$293,310
Direct salaries and related costs	(189,082)					(189,082)
General and administrative	(82,553)		$2,987	$11		(79,555)
Net gain on disposal of property and equipment	8					8
Insurance settlement	437				$(437)	—
Impairment of long-lived assets	(38)			38		—

Income from continuing operations	22,082		2,987	49	(437)	24,681
Other (expense), net	(244)					(244)

Income from continuing operations before taxes	21,838		2,987	49	(437)	24,437
Income taxes	(2,969)		(1,011)	(17)	148	(3,849)

Income from continuing operations, net of taxes	$18,869		$1,976	$32	$(289)	$20,588

Income from continuing operations, net of taxes per basic share	$0.42		$0.04	$—	$(0.01)	$0.45
Shares outstanding, basic	45,557		45,557	45,557	45,557	45,557

Income from continuing operations, net of taxes per diluted share	$0.42		$0.04	$—	$(0.01)	$0.45
Shares outstanding, diluted	45,643		45,643	45,643	45,643	45,643

		Acquisition related Costs

	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	Other	SYKES + ICT Adjusted

Revenues:
Americas	$241,481					$241,481
EMEA	51,829					51,829

Total	$293,310		$—	$—		$293,310

Operating income:
Americas	$30,989		$2,987		$(437)	$33,539
EMEA	1,892			11		1,903
Corporate G&A expenses	(10,761)					(10,761)
Impairment of long-lived assets	(38)			38		—

Income from continuing operations	22,082		2,987	49	(437)	24,681

Other (expense), net	(244)					(244)
Income taxes	(2,969)		(1,011)	(17)	148	(3,849)

Income from continuing operations, net of taxes	$18,869		$1,976	$32	$(289)	$20,588

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 10

	Three Months Ended
	Adjusted	Adjusted
	December 31,	September 30,
	2011	2011

Revenues	$276,234	$293,310
Direct salaries and related costs	(178,517)	(189,082)
General and administrative	(77,805)	(79,547)

Income from continuing operations	19,912	24,681
Total other income (expense), net	273	(244)

Income from continuing operations before taxes	20,185	24,437
Income taxes	(8,489)	(3,849)

Income from continuing operations, net of taxes	$11,696	$20,588

Income from continuing operations, net of taxes per basic share	$0.27	$0.45
Shares outstanding, basic	43,659	45,557

Income from continuing operations, net of taxes per diluted share	$0.27	$0.45
Shares outstanding, diluted	43,847	45,643

	Three Months Ended
	Adjusted	Adjusted
	December 31,	September 30,
	2011	2011

Revenues:
Americas	$227,582	$241,481
EMEA	48,652	51,829

Total	$276,234	$293,310

Operating income:
Americas	$29,457	$33,539
EMEA	890	1,903
Corporate G&A expenses	(10,435)	(10,761)

Income from continuing operations	19,912	24,681

Total other income (expense), net	273	(244)
Income taxes	(8,489)	(3,849)

Income from continuing operations, net of taxes	$11,696	$20,588

Sykes Enterprises, Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

Exhibit 11

	December 31,	December 31,
	2011	2010

Assets:
Current assets	$482,074	$472,288
Property and equipment, net	91,080	113,703
Goodwill & Intangibles, net	165,814	175,055
Other noncurrent assets	30,162	33,554

Total assets	$769,130	$794,600

Liabilities & Shareholders’ Equity:
Current liabilities	$149,285	$158,730
Noncurrent liabilities	46,279	52,675
Shareholders’ equity	573,566	583,195

Total liabilities and shareholders’ equity	$769,130	$794,600

Sykes Enterprises, Incorporated

Supplementary Data

	Q4 2011	Q4 2010

Geographic Mix (% of Total Revenues):

Americas (1)	82.4%	83.5%
Europe, Middle East & Africa (EMEA)	17.6%	16.5%

Total:	100.0%	100.0%

(1)

Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q4 2011	Q4 2010

Vertical Industry Mix (% of Total Revenues):

Communications	31%	32%
Financial Services	30%	26%
Technology / Consumer	19%	20%
Transportation & Leisure	6%	6%
Healthcare	7%	6%
Other	7%	10%

Total:	100%	100%

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 12

	Three Months Ended
	December 31,	December 31,
	2011	2010

Cash Flow From Operating Activities:
Net income	$5,078	$(16,951)
Depreciation and amortization	11,837	14,696
Changes in assets and liabilities and other	5,800	7,160

Net cash provided by operating activities	$22,715	$4,905

Capital expenditures	$8,102	$7,015
Cash interest paid	$278	$493
Cash taxes paid	$6,398	$3,766

	Twelve Months Ended
	December 31,	December 31,
	2011	2010

Cash Flow From Operating Activities:
Net income (loss)	$48,341	$(10,273)
Depreciation and amortization	53,467	57,932
Changes in assets and liabilities and other	806	(2,597)

Net cash provided by operating activities	$102,614	$45,062

Capital expenditures	$29,890	$28,516
Cash interest paid	$1,065	$2,924
Cash taxes paid	$24,631	$20,577

Sykes Enterprises, Incorporated

Business Outlook Reconciliation*

Exhibit 13

Business Outlook

First Quarter
2012
Adjusted Diluted Earnings Per Share	$0.20 - $0.23
Severance & Consulting Engagement Costs
Merger and Integration Costs, including Impairment
Depreciation & Amortization of Property & Equipment and Intangibles Write-Ups	($0.05)
Other	($0.03)

Diluted Earnings Per Share	$0.12 - $0.15

Business Outlook

Full Year
2012
Adjusted Diluted Earnings Per Share	$1.10 - $1.20
Severance & Consulting Engagement Costs
Merger and Integration Costs
Depreciation & Amortization of Property & Equipment and Intangibles Write-Ups	($0.19)
Other	($0.03)

Diluted Earnings Per Share	$0.88 - $0.98